Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

NBT BANCORP INC. ANNOUNCES CEO SUCCESSION PLAN

NORWICH, NY (January 22, 2024) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) announced today that, effective May 21, 2024, John H. Watt, Jr. will step down as NBT’s President and Chief Executive Officer. Watt will continue to serve on the Board of Directors and be named Vice Chairman in May. In that capacity, he will provide strategic support for NBT’s Upstate New York Semiconductor Chip Corridor initiatives. In addition, he will continue as an Advisor to the Company through year end.

Watt was appointed President and Chief Executive Officer of NBT and NBT Bank, N.A. and became a member of the Company’s Board of Directors in 2016. “I am deeply grateful for the opportunity to lead NBT and to work with the team I truly believe is the best in community banking,” said Watt. “I am proud of the way we serve our customers and communities and how we have continued to create long-term value for our shareholders. The Board has been very supportive of our strategy, and I am also thankful for their guidance over the last 7 years.”

After engaging in a 10-month process, NBT’s Board of Directors unanimously approved a succession plan that provides for the promotion of Scott A. Kingsley to succeed Watt as President and Chief Executive Officer of NBT. Kingsley, who is currently NBT’s Chief Financial Officer, will be appointed to the Company’s Board of Directors when he assumes his new role on May 21.

The Board of Directors, in consultation with Kingsley, also approved the promotion of Joseph R. Stagliano to President of NBT Bank, N.A., effective May 21. Stagliano is currently NBT’s President of Retail Community Banking and Chief Information Officer.

In addition, Annette L. Burns, NBT’s Chief Accounting Officer, will be promoted and assume the role of Chief Financial Officer, reporting to Kingsley, effective on May 21.

NBT Board Chairman Martin A. Dietrich said, “On behalf of the Board of Directors, I offer our sincere thanks to John Watt for the vision and energy he has invested in the leadership of the Company and for the effective direction he has provided to the NBT team, particularly through the global pandemic. We are fortunate to have an aligned Executive Management Team with strong and experienced leaders like Scott Kingsley, Joe Stagliano, and Annette Burns who are poised to assume these top leadership roles as we move forward with this succession plan in May.”

“The orderly succession of the Company’s leadership is a critical responsibility of the Board of Directors,” said V. Daniel Robinson II, Chair of the Board’s Nominating and Corporate Governance Committee. “We are pleased with the thoughtful and thorough selection process that was conducted and are confident that the upcoming transition will be successful and that it will provide important continuity for NBT.”

Kingsley joined NBT in 2021. He has more than 35 years of experience, including 16 years as a member of the management team at Community Bank System, Inc., where he served as Chief Operating Officer and, prior to that, as Chief Financial Officer. Kingsley started his career with PricewaterhouseCoopers, LLP before joining the Carlisle Companies, Inc., a publicly traded global manufacturer and distributor, where he served in financial and operational leadership roles. A Certified Public Accountant, Kingsley earned his bachelor’s degree in accounting at Clarkson University.

Stagliano joined the Company in 1999. He has over 30 years of experience in the financial services industry. Today, he oversees the Company's Operations and Retail Banking Divisions. He was promoted to Chief Information Officer and joined the Company's Executive Management Team in 2006. In 2016, he assumed responsibility for Retail Banking in addition to his duties as Chief information Officer. In 2018, Stagliano was named President of Retail Banking. Prior to joining NBT, Stagliano was employed by MetLife. Stagliano earned his bachelor's degree in business and public management from the State University of New York Institute of Technology in Utica.

Burns joined NBT in 2013 with the Company’s acquisition of Alliance Bancorp. A Certified Public Accountant, she has over 25 years of experience in accounting and finance. She started her career at PricewaterhouseCoopers, LLP. Burns earned her bachelor’s degree in business administration from St. Bonaventure University.

Corporate Overview
NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.83 billion at September 30, 2023. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 153 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Advisors, Inc., based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the possibility that NBT and Salisbury may be unable to achieve expected synergies and operating efficiencies in their 2023 merger within the expected timeframes; (14) the ability to increase market share and control expenses; (15) changes in the competitive environment among financial holding companies; (16) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) changes in the Company’s organization, compensation and benefit plans; (19) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (20) greater than expected costs or difficulties related to the integration of new products and lines of business; and (21) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Contact:	Florence R. Doller
Senior Vice President and Director of Corporate Communications
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6118